Exhibit 10.2

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT ("Agreement") is made as of December 31, 2004 (the "Effective Date"), by and between TCTB PARTNERS, LTD, a Texas limited partnership, ("TCTB" or "Seller") as nominee for TCTB COMPANY, a Texas corporation, AMEN PROPERTIES, INC., a Delaware corporation, KYLE STALLINGS, JOHN NORWOOD and JON MORGAN (collectively the "Selling Partners"), and nominee for DALE A. BROWN, CARY D. BROWN, and MCGRAW BROTHERS INVESTMENTS, a Texas general partnership (collectively the "Contributing Partners") and 1500 BROADWAY PARTNERS, LTD. a Texas limited partnership ("1500 Broadway" or "Purchaser").

         In consideration of this Agreement, Seller and Purchaser agree as follows:

     1. SALE OF SUBJECT PROPERTY. Subject and pursuant to that certain Agreement to Distribute Assets, executed contemporaneously with this Agreement between the Selling Partners, the Contributing Partners and TCTB (the "Distribution Agreement"), Seller agrees to sell, assign and transfer to Purchaser, and Purchaser agrees to buy from Seller, all of Seller's right, title and interest in and to the following property (collectively, "Subject Property"):

               (a) REAL PROPERTY. Fee simple interest or the ground leasehold interest, as applicable, in that certain parcel of real estate located at 1500 Broadway, Lubbock, Texas, generally known as the Wells Fargo Building, and legally described on EXHIBIT A attached hereto and made a part hereof being the land ("Land"), together with (i) all building structures, improvements and fixtures owned by Seller located on the Land ("Improvements"), and (ii) all rights, privileges, easements, reversions, water rights, development rights, air rights, servitudes and appurtenances thereunto belonging or appertaining, and all right, title and interest of Seller, if any, in and to the streets, alleys and rights-of-way adjacent to the Land and the Improvements (collectively, the "Real Property").

               (b) PERSONAL PROPERTY. All of the equipment and personal property owned by Seller and used in the operation of the Real Property (all of which together are collectively referred to as the "Personal Property").

               (c) LEASES. Seller's interest as landlord in and to the leases with various tenants (the "Tenants") described on EXHIBIT B attached hereto and made a part hereof, together with all amendments or modifications thereto (such leases, as amended, being herein referred to as the "Leases").

               (d) PERMITS. Seller's interest in and to all assignable licenses, permits, and certificates of occupancy owned by Seller and pertaining to the Real Property and Personal Property, (all of which together are collectively referred to as the "Permits").

               (e)  WARRANTIES.  Seller's  interest  in and  to  all  unexpired,
          assignable   warranties  and  guaranties  given  or  assigned  to,  or
          benefiting, Seller, the Real Property or the Personal Property relating to the acquisition, construction, design, use, operation, management or maintenance of the Real Property or the Personal Property, (collectively, the "Warranties").
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               (f)  PLANS.  A  limited  license  to  use  the  final  plans  and specifications (excluding shop drawings) relating to the construction of the Improvements (the "Plans") solely for purposes of repairing,
          maintenance   and  restoring  the   Improvements.   Purchaser   hereby
          indemnifies, defends, and agrees to hold harmless Seller and each Seller Affiliate from and against any unauthorized use of the Plans by Purchaser, its employees, officers, directors, affiliates and agents,
          which  indemnification   obligation  shall  survive  Closing  and  any
          termination of this Agreement.

               (g) OTHER INTANGIBLES. Seller's interest in and to all other assignable intangible property (the "Other Intangible Property") owned by Seller pertaining to the Real Property and Personal Property, including, without limitation, trade names (including specifically the trade name "1500 Broadway"), geotechnical reports, operating manuals, floor plans (including any related computer aided design measurements), and landscape plans.

               (h) GROUND LEASE. Seller's interest in and to the ground lease contract which was originally executed on October 1, 1963, between Fern Cone, as Lessor, and the First National Bank of Lubbock, as Lessee, under which that certain property was leased to the First National Bank of Lubbock as Lessee for a term of fifty (50) years, beginning on October 1, 1963, and ending at 11:59 P.M. on September 30, 2013 (the "Ground Lease") which Ground Lease was recorded in Volume 963, page 528 of the Deed Records of Lubbock County, Texas and is incorporated herein by reference for all purposes.

               (i) DEPOSITS. Seller's interest in and to any deposits being held by Seller under the terms of any of the Leases (the "Deposits").

     2. PURCHASE PRICE. Purchaser shall pay to Seller, as consideration for the purchase of the Subject Property, the sum of FOUR MILLION FIVE HUNDRED SIXTY EIGHT THOUSAND EIGHT HUNDRED FOURTEEN AND 08/100 DOLLARS ($4,568,814.08) ("Purchase Price"). The Purchase Price shall be payable in cash to Seller, or at the direction of Seller, by wire transfer of immediately available funds, upon Closing.

     3. ESCROW. At Closing, because the amounts due for certain items are unknown, Seller agrees to escrow funds in the appropriate amounts in a trust account with the law firm of Lynch, Chappell & Alsup, P.C., as set forth on the closing statement required under Section 8(d)(i). Such escrow funds will be released to Purchaser or the appropriate third party as necessary to pay for Seller's obligations under this Agreement, with any amounts remaining being returned to Seller at Post Closing.

     4. COVENANTS BY SELLER. Seller covenants and agrees with Purchaser that from the date hereof until Post Closing (defined herein at Section 7(b)) Seller, as operator of the Subject Property , subject to the terms of an operating agreement to be executed by the parties (the "Operating Agreement"), shall conduct its business involving the Subject Property as follows (except as specifically provided to the contrary herein):

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          (a) TRANSFERS;  EASEMENTS.  Seller shall refrain from transferring any of the Subject Property, or creating on the Real Property any easements, restrictions, liens, assessments or encumbrances without the express prior written consent of Purchaser; provided, however, that nothing herein shall preclude Seller from replacing any equipment, supplies or machinery in the ordinary course of operating the Subject Property so long as such replacement equipment is of type and quality reasonably equivalent to the replaced equipment.

          (b) CONTRACTS. Seller shall refrain from entering into or amending any contracts or other agreements regarding the Subject Property without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

          (c) OPERATIONS. Seller shall use commercially reasonable efforts to operate and insure the Subject Property in a manner consistent with the existing operation of and insurance on the Subject Property and Seller will use commercially reasonable efforts to keep, maintain and repair the Subject Property in substantially its condition as of the date of this Agreement at the expense of Purchaser until such time as Post Closing occurs.

          (d) LEASES. Seller will not modify, amend or terminate the Leases without the prior written consent of Purchaser.

     5. REPRESENTATIONS AND WARRANTIES BY SELLER.

          (a) REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser as follows:

               (i) AUTHORITY. Seller is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Texas and in good standing under the laws of the State of Texas. Seller has the requisite power and authority to enter into and perform this Agreement and Seller's Closing Documents (as such term is defined in Section 9(a) hereof). This Agreement and Seller's Closing Documents have been duly authorized by all necessary action on the part of Seller and have been or will be duly executed and delivered by Seller. Seller's execution, delivery and performance of this Agreement and Seller's Closing Documents will not conflict with or result in a violation of Seller's organizational documents, or any judgment, order or decree of any court or arbiter, to which Seller is a party. This Agreement and Seller's Closing Documents (when signed) are valid and binding obligations of Seller, and are enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, creditor's rights and other similar laws.

               (ii) UTILITIES. All installation and connection charges for utilities serving the Real Property have been paid in full for all invoices received by Seller as of the Closing Date. Seller has received no written notice of actual or threatened reduction or curtailment of any utility service currently supplied to the Real Property.

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               (iii)  HAZARDOUS  SUBSTANCES.  Seller  shall  make  available  to
          Purchaser complete copies of all environmental reports and studies with respect to the Real Property conducted or received by Seller from any third party (the "Environmental Reports"). Except as disclosed by the Environmental Reports or any other environmental assessment obtained by Purchaser, to the best of Seller's knowledge, (A) the Real Property has not been used for the production, storage, deposit or disposal of hazardous substances in any reportable quantities under and in violation of applicable environmental laws; and (B) no above or below ground gas or fuel storage tank is or has been located at the Real Property (although Purchaser acknowledges that a generator is situated outside of the building). Seller has not received any written notice from any applicable governmental authority that any hazardous substances have been placed or located upon the Real Property in violation of applicable environmental laws.

               (iv)  FIRPTA.   Seller  is  not  a  "foreign   person,"  "foreign
          partnership," "foreign trust" or "foreign estate" as those terms are defined in Section 1445 of the Internal Revenue Code.

               (v) PROCEEDINGS. There is no action, litigation, condemnation or proceeding of any kind pending against the Subject Property, which would have an adverse effect on the use or value of the Subject Property.

               (vi) CONDITION OF THE REAL PROPERTY. Seller has not received written notice from any governmental authority having jurisdiction over the Real Property of any violation of any applicable law, rule, regulation or code of any such governmental authority, which has not been cured or remedied and to the best of Seller's knowledge, no such violation exists. Seller has not received written notice from and of the Tenants alleging that the major structural, mechanical, roof, storm drainage, sanitary sewer or electrical systems constituting the Improvements are not in good working order or condition to perform the work or function for which intended.

               (vii) BOOKS AND RECORDS. To the best of Seller's knowledge, the books and records relating to the Subject Property which have been made or will be made available to Purchaser by Seller, and which have been prepared by Seller's property manager, accurately reflect the operation of the Subject Property.

               (viii) LEASES.

                         (A) Seller has  delivered  to  Purchaser a complete and
                    accurate copy of the Leases. Except as set forth in the Leases, there are no options to expand, rights of first refusal, options to terminate, options to renew, options to purchase, or any rent abatements given to the Tenants.

                         (B) To the best of Seller's knowledge,  the Leases will
                    be on the Closing Date, in full force and effect according to the terms set forth therein, and the Leases have not been modified, amended, or altered, in writing or otherwise.

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                         (C) Seller has not  received  written  notice  from the
                    Tenants of any uncured default or unperformed  obligation of
                    the   Landlord   under  the   Leases,   including,   without
                    limitation,   failure  of  the  Landlord  to  construct  any
                    required tenant improvements. Tenants have not asserted in writing to Seller any offsets, defenses or claims available
                    against  rent  payable  by  it  or  other   performance   or
                    obligations otherwise due from it under the Leases.

                         (D) To the best of Seller's knowledge,  Tenants are not
                    in default under the Leases (beyond any applicable grace or cure period), or are in arrears in the payment of any sums or in the performance of any obligations required of them under the Leases.

                         (E) There are no brokers'  commissions,  finders' fees,
                    or other charges payable or to become payable to any third party on behalf of Seller as a result of or in connection with the Leases.

                         (F) To the best of Seller's knowledge, the Tenants have
                    not assigned its interest in the Leases or sublet any portion of the premises leased to such Tenants under the Leases.

                         (G) The Tenants have not prepaid rent for more than the
                    current  month  under  the  Leases,  except  as set forth in
                    Section 9(d).

               (ix) SPECIAL ASSESSMENTS. Except as shown on any tax bills delivered to Purchaser, Seller has not received any notice, in writing, of any special assessments which affect the Subject Property.

               (x) SERVICE CONTRACTS. Seller is not a party to any service contracts which relate to the operation, management, or maintenance of the Subject Property.

               (xi) NO OTHER AGREEMENTS. Other than the Leases, Seller is not a party to any leases, service contracts, management agreements, or other agreements or instruments in force and effect, oral or written, that grant to any person whomsoever or any entity whatsoever any right, title, interest or benefit in or to all or any part of the Subject Property, any rights to acquire all or any part of the Subject Property or any rights relating to the use, operation, management, maintenance, or repair of all or any part of the Subject Property;

               (xii) CERTIFICATES. Seller has heretofore provided Purchaser with complete and accurate copies of all Permits which are known by Seller to relate to the Subject Property and which are in the possession or control of Seller.

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               (xiii)  BANKRUPTCY.  Seller is solvent and has not made a general assignment for the benefit of creditors nor been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, or trustee for any of Seller's properties (including the Subject Property) been appointed or a petition filed by or against Seller for bankruptcy, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar Federal or state statute, or any proceeding instituted for the dissolution or liquidation of Seller.

               (xiv) NO ROLL BACK TAXES. The Subject Property has not been classified under any designation authorized by law to obtain a special low ad valorem tax rate or to receive a reduction, abatement, or deferment of ad valorem taxes which will result in additional, catch-up or roll-back ad valorem taxes in the future in order to recover the amounts previously reduced, abated or deferred.

               (xv) CERTIFICATES OF OCCUPANCY. There will be on or before Closing, in effect certificates of occupancy, licenses, and permits as may be required for the use and occupancy of the Subject Property, and the use and occupation of the Subject Property will be in compliance and conformity with such certificates of occupancy, licenses and permits. There has been no notice or request of any municipal department, insurance company or board of fire underwriters (or organization exercising functions similar thereto), received by Seller and requesting the performance of any work or alteration to the Property which has not been complied with.

               (xvi)  NOTICES.  Seller shall deliver or cause to be delivered to
          Purchaser, promptly upon receipt thereof by Seller, copies of any written notices of default, or, to the extent within the actual knowledge of Seller, the occurrence of any event which could result in a default, under any of the Leases and shall report to Purchaser, from time to time, the status of any alleged default thereunder. Seller shall advise Purchaser promptly in writing of the receipt, by Seller or any of its affiliates, of notice of: (i) the institution or threatened institution of any judicial, quasi-judicial or administrative inquiry or proceeding with respect to the Improvements;
          (ii) any notice of violation issued by any governmental or quasi-governmental authority with respect to the Improvements, (iii) any proposed special assessments, or (iv) any defects or inadequacies in the Improvements or any part thereof issued by any insurance company or fire rating bureau.

               (xvii) TITLE POLICY AND SURVEY. Seller obtained a title policy and survey at the time it purchased the Subject Property on June 3, 2002, and copies of such title policy and survey have been provided to Purchaser. To the best of Seller's knowledge, there have been no material changes to the Subject Interests since the issuance of such title policy and survey. Seller represents and warrants that it has good and indefeasible title to the fee simple or ground leasehold interest as to the Subject Property.


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     6.  REPRESENTATIONS AND WARRANTIES BY PURCHASER.  Purchaser  represents and warrants to Seller as follows: (a) Purchaser is a Texas limited partnership duly organized and validly existing and in good standing under the laws of the State of Texas, in good standing under the laws of Texas (b) Purchaser has the requisite power and authority to enter into this Agreement and Purchaser's Closing Documents (as such term is defined in Section 9(c) hereof); (c) this Agreement has been duly authorized by all necessary action on the part of Purchaser and this Agreement and Purchaser's Closing Documents have been or will be duly executed and delivered by Purchaser; (d) Purchaser's execution, delivery and performance of this Agreement and Purchaser's Closing Documents will not conflict with or result in violation of Purchaser's organizational documents, or any judgment, order or decree of any court or arbiter, to which Purchaser is a party; and (e) this Agreement and Purchaser's Closing Documents (when signed) are valid and binding obligations of Purchaser, and are enforceable against Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, creditor's rights and other similar laws.

     7. CLOSING.

          (a) CLOSING DATE. The closing of the purchase and sale contemplated by this Agreement ("Closing") shall occur on or before December 31, 2004, or on such earlier or later date as Seller and Purchaser may mutually agree, at the offices of Seller or at such other location as Seller and Purchaser may mutually agree, but the effective date for all purposes hereunder shall be the close of business on December 31, 2004 (the "Closing Date").

          (b) POST CLOSING DATE. The parties have determined that it is impractical to have all of the documents and schedules available to execute on or before the Closing Date, and therefore have agreed to execute certain documents at a later date (the "Post Closing"), but in no event shall the Post Closing be later than February 28, 2005 (the "Post Closing Date").

     8. CLOSING AND POST CLOSING DELIVERIES.

          (a) SELLER'S CLOSING DOCUMENTS. On the Closing Date, Seller shall execute and/or deliver to Purchaser or cause to be executed and/or delivered the following (collectively, "Seller's Closing Documents"):

               (i) GENERAL ASSIGNMENT. A general assignment of the Subject Property in the form attached hereto as Exhibit C.

               (ii) ORIGINAL DOCUMENTS. Original copies of the Leases, the Permits, the Warranties and the Plans, to the extent that the same are in Seller's possession or control and have not previously been delivered to Purchaser.

               (iii) POSSESSION OF THE SUBJECT PROPERTY. Seller shall continue to operate the Subject Property until such time as Purchaser is able to arrange for another property manager to operate the Subject Property, with the specific terms of compensation of Seller to be set forth in the Operating Agreement. However, Seller shall provide Purchaser access to the Subject Property at such times as Purchaser requires.

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          (b) TITLE POLICY.  At the Post  Closing,  Seller shall cause the Title
     Company to deliver to Purchaser its owner's title insurance policy required by this Agreement.

          (c) PURCHASER'S CLOSING DOCUMENTS. On the Closing Date, Purchaser shall execute and/or deliver or cause to be executed and/or delivered to Seller the following (collectively, "Purchaser's Closing Documents"):

               (i) PURCHASE PRICE. The Purchase Price, plus or minus prorations and other adjustments, if any, by wire transfer of immediately available funds.

          (d) PURCHASER'S AND SELLER'S CLOSING DOCUMENTS. On or before the Post Closing Date, Seller and Purchaser shall jointly execute and deliver the following:

               (i) CLOSING STATEMENT. A closing statement in form and substance reasonably acceptable to both Seller and Purchaser, and consistent with the terms, provisions and conditions of this Agreement.

               (ii) ASSIGNMENT AND ASSUMPTION OF LEASES. An Assignment and Assumption of Leases pursuant to which, among other things, (A) Seller shall assign to Purchaser all of Seller's right, title and interest as landlord in, to and under the Leases.

               (iii) ASSIGNMENT AND ASSUMPTION OF PERMITS, WARRANTIES AND PLANS. An Assignment and Assumption of Permits, Warranties and Plans, pursuant to which, among other things, (A) Seller shall assign to Purchaser all of Seller's right, title and interest as owner in, to and under the Permits, Warranties and Plans, and Purchaser shall assume all obligations of the owner under the Permits, Warranties and Plans with respect to any event, fact or circumstance that occurs, from and after the Closing Date; (B) Purchaser shall defend, indemnify, and hold harmless Seller and Seller's Affiliates from any unauthorized use of the Plans, as more particularly set forth in
          Section 1(f) hereof; and (C) the total liability of Purchaser for breach thereof shall be limited to Purchaser's interest in the Subject Property.

          (e) PURCHASER'S AND SELLER'S POST CLOSING DOCUMENTS. On or before the Post Closing Date, Seller and Purchaser shall jointly execute and deliver the following:

          (i) DEED. A Special Warranty Deed conveying the Real Property to Purchaser, free and clear of all encumbrances, in the form set forth in EXHIBIT D attached hereto and made a part hereof (the "Deed"). The deed shall contain the following restrictive covenant: "Grantee, by its acceptance hereof, covenants and agrees, as a covenant running with the Property binding upon Grantee and Grantee's successors and assigns, that the Property will not be used for the purposes of operating (1) a retail banking business other than Bank (defined below), that provides any of the customary banking services (including, without limitation, accepting deposits, cashing checks, taking loan applications, processing loan applications, drive-through banking services, and installation and operation of automatic teller machines); (ii) a pawn shop; (iii) a check cashing facility; (iv) an adult sexually-oriented entertainment facility (including, without limitation massage parlor, book or video store selling or renting primarily x-rated videos or books, and retail establishments selling sexually explicit paraphernalia), or (v) any restaurant, club, or other facility that derives 60% or more of its gross income from the sale of alcoholic beverages."

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     The restrictions set out in this paragraph will terminate on the earlier of
     (A) 10 days after the final judicial determination of a default by Bank under its lease of a portion of the Property, or (B) at midnight on December 31 of the first calendar year following the year in which Bank ceases to operate its business within a 3 block radius of the Property. For purposes of this paragraph, "Bank" means Wells Fargo Bank Texas, National Association ("Bank"), any bank operating under the same charter number that the Bank operates under as of the date of this Special Warranty Deed, or any successor in interest by merger of Wells Fargo Bank Texas, National Association." With respect to the Deed Restrictions to be contained in the Deed (as provided above) Seller will use all reasonable efforts to have the Restrictions amended to provide for termination of the Restrictions in the event the Bank ceases to operate on the Property, or otherwise amended in a manner acceptable to Purchaser. The restrictions set out in this paragraph will terminate on the earlier of (i) ten (10) days after the final judicial determination, including appeals, of a default by Bank under its lease of a portion of the Property, or (ii) ninety (90) days following the last day upon which Bank operates its business on any portion of the Property.

          (ii) BILL OF SALE. A Bill of Sale transferring the Personal Property to Purchaser, in the form set forth in EXHIBIT E attached hereto and made a part hereof (the "Bill of Sale").

          (iii) NOTICES TO TENANTS. Written notices to the Tenants advising them of the sale of the Subject Property and directing it to make future lease payments to Purchaser at the place designated by Purchaser.

          (iv) SELLER'S AFFIDAVIT. An Affidavit of Seller indicating that on the Closing Date, to the best of Seller's knowledge, there are no outstanding, unsatisfied judgments, tax liens (other than the lien of real estate taxes not yet due and payable) or bankruptcies against or involving Seller or the Real Property; and that, to the best of Seller's knowledge, there are no other unrecorded interests in the Real Property other than the Leases.

          (v) MISCELLANEOUS. Such other documents, instruments and affidavits as shall be reasonably necessary to consummate the transaction contemplated by this Agreement, including, without limitation, affidavits identifying any brokers involved as the only persons entitled to a brokerage or similar commission in connection with consummation of the transaction contemplated hereby.

     9. ADJUSTMENT AND PRORATIONS. At Post Closing, Seller and Purchaser shall make all adjustments and apportion all expenses with respect to the Subject Property, including, without limitation, the following:

          (a) AD VALOREM TAXES. Ad valorem taxes and business personal property taxes for the Subject Property for the current calendar year will be prorated to the Closing Date, and Seller will pay to Buyer, in cash at Closing. Seller's pro rata portion of such taxes will be based upon the taxes actually asses for the current calendar year.

          (b) TITLE INSURANCE. Seller shall pay for the cost of the base owner's title insurance policy required under this Agreement. Purchaser shall pay for the cost of any and all endorsements to the owner's title insurance policy which Purchaser is able to obtain from the Title Company (including the cost of amending the survey exception to read only "shortages in area"), and all costs of any lender's title insurance policy.

          (c) CLOSING FEE. Seller and Purchaser will each pay one-half of any reasonable and customary closing fee by the Title Company.

          (d) RENTS/EXPENSES. The following items shall be prorated on an accrual basis up to and including the Closing Date, on the basis of the most recent ascertainable amounts thereof or on the basis of such other reasonably reliable information with respect thereto: (i) current and advance rental payments under the Leases; (ii) operating expense, common area maintenance and insurance escalations and adjustments and other charges payable by the Tenants to the landlord under the Leases, (collectively, "Expense Contributions"); (iii) any utility charges and deposits made by Seller with respect to utilities for which the landlord under the Leases is responsible; and (iv) all other items of accrued or prepaid income and expenses, other than delinquent rental payments under the Leases. Seller has received funds representing prepaid rent for one tenant, Lubbock Club (as set forth on Seller's balance sheet under accounts numbered 2544 and 2046). Seller shall pay to Purchaser in cash at Closing, the amount of prepaid rent attributable for all periods after the Closing Date.

          (e) RECORDING COSTS. Seller shall pay the cost of recording all documents necessary to place record title in the condition required by this Agreement other than the cost of recording the Deed which shall be paid by Purchaser.

          (f) OPERATING EXPENSES. All other operating costs of the Subject Property but only if and to the extent such operating costs are payable by Seller and not Tenants under the Leases, shall be allocated between Seller and Purchaser as of the Closing Date, so that Seller pays that part of such other operating costs payable before the Closing Date, and Purchaser pays that part of such operating costs payable from and after the Closing Date. It is agreed that Seller shall charge an operating fee of $3,000 per month during the time that Seller operates the Subject Property prior to Post Closing, as more specifically set forth in the Operating Agreement.

          (g) ATTORNEY'S FEES. Seller and Purchaser will each pay one-half of any attorneys' fees incurred by either party in the negotiation and documentation of this transaction, except that a party defaulting under this Agreement or any closing document shall pay the reasonable attorneys' fees and court costs incurred by the non-defaulting party to enforce successfully its rights regarding such default.

     10. DAMAGE. If, prior to the Closing Date, all or any part of the Improvements are damaged by fire or other casualty, Seller shall promptly give notice to Purchaser of such fact. If any part of the Improvements are substantially damaged, at Purchaser's option (to be exercised by Purchaser's written notice at any time prior to the Closing Date), this Agreement shall terminate. In the event of any such termination of this Agreement, neither party will have any further obligations under this Agreement (other than the obligations of the parties that, by the express terms hereof, survive any such termination), and the Earnest Money shall be refunded to Purchaser. If Purchaser fails to elect to terminate (in the manner provided in this Section 10) despite such damage, or if the Improvements are damaged but not substantially, this Agreement shall not terminate, and Purchaser shall purchase the Subject Property as set forth in this Agreement; provided however, that Seller shall assign to Purchaser, its rights to any insurance proceeds related to the damage. For purposes of this Section 10, the words "substantially damaged" mean damage that would cost $500,000 or more to repair or damage that would entitle the Tenants to terminate the Leases. During the period between the Closing Date and Post Closing, Seller agrees to maintain casualty and liability insurance on the Subject Property, at Purchaser's expense, in the same amounts and coverages as in effect prior to the Closing Date, and to use its best efforts to name Purchaser as an additional insured on such insurance policies.

     11. CONDEMNATION. If, prior to the Closing Date, eminent domain proceedings are commenced against all or any part of the Subject Property, or if the Subject Property is subjected to a bona fide threat of eminent domain, or if Seller has received notice that any such eminent domain proceedings are contemplated, Seller shall immediately give notice to Purchaser of such fact and, at Purchaser's option (to be exercised prior to Closing), this Agreement shall terminate. In the event of any such termination, neither party will have further obligations under this Agreement (other than the obligations of the parties that, by the express terms hereof, survive any such termination). If Purchaser fails to elect to terminate (in the manner provided in this Section 11), then there shall be no reduction in the Purchase Price, and Seller shall assign to Purchaser at the Closing Date all of Seller's right, title and interest in and to any award made or to be made in the condemnation proceedings. Prior to the Closing Date, Seller shall not designate counsel, appear in, or otherwise act with respect to the condemnation proceedings without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed; provided, however, that if any action is necessary with respect to such proceeding to avoid any forfeiture or material prejudice, Seller shall be entitled to take such action as and to the extent necessary without obtaining Purchaser's prior written consent.

     12. BROKER'S COMMISSION. Seller represents and warrants to Purchaser that in connection with the transaction contemplated hereby, no third party broker or finder has been engaged or consulted by Seller or is entitled to compensation or commission in connection herewith. Purchaser represents and warrants to Seller that in connection with the transaction contemplated hereby, no third party broker or finder has been engaged or consulted by Purchaser or is entitled to compensation or commission in connection herewith.

     13. MUTUAL INDEMNIFICATION. Seller and Purchaser agree to indemnify each other against, and hold each other harmless from all liabilities (including, without limitation, reasonable attorneys' fees in defending against claims) arising out of the ownership, operation or maintenance of the Subject Property for their respective periods of ownership. If and to the extent that the indemnified party has insurance coverage, or the right to make claim against any third party for any amount to be indemnified against as set forth above, the indemnified party will, upon full performance by the indemnifying party of its indemnification obligations, assign such rights to the indemnifying party. If such rights are not assignable, the indemnified party will diligently pursue such rights by appropriate legal action or proceeding and assign the recovery and/or right of recovery to the indemnifying party to the extent of the indemnification payment made by such party. The provisions of this Section shall survive Closing and execution and delivery of the Deed.

     14. ASSIGNMENT. Purchaser may not assign its rights under this Agreement without the prior written consent of Seller.

     15. NOTICES. Any notice or other communication in connection with this Agreement shall be in writing and shall be sent by United States certified mail, return receipt requested, postage prepaid, by nationally recognized overnight courier guarantee next day delivery, by telecopy or facsimile transmission, or by personal delivery, properly addressed as follows:

                  If to Seller:                      TCTB Partners, Ltd
                                                     303 W. Wall, Suite 1700
                                                     Midland, Texas 79701
                                                     Attn: Jon Morgan

                  If to Purchaser:          1500 Broadway Partners, Ltd.
                                                     P.O. Box 5562
                                                     Midland, Texas 79704
                                                     Attn:  Cary D. Brown

All notices shall be deemed given three (3) business days following deposit in the United States mail with respect to certified or registered letters, one (1) business day following deposit if delivered to an overnight courier guaranteeing next day delivery and on the same day if sent by personal delivery or by telecopy or facsimile transmission (with proof of transmission). Attorneys for each party shall be authorized to give notices for each such party. Any party may change its address for the service of notice by giving written notice of such change to the other party, in any manner above specified.

     16. CAPTIONS. The section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

     17. ENTIRE AGREEMENT; MODIFICATION. This Agreement and the Distribution Agreement constitutes the entire agreement between the parties with respect to the subject matter herein contained, and all prior negotiations, discussions, writings and agreements between the parties with respect to the subject matter herein contained are superseded and of no further force and effect. No covenant, term or condition of this Agreement shall be deemed to have been waived by either party, unless such waiver is in writing signed by the party charged with such waiver.

     18. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     19. CONTROLLING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     20. SEVERABILITY. The unenforceability or invalidity of any provisions hereof shall not render any other provision herein contained unenforceable or invalid.

     21. "AS IS" SALE. Purchaser acknowledges that except as set forth in this Agreement and in Seller's Closing Documents, (a) neither Seller, nor any principal, agent, attorney, employee, broker, or other representative of Seller, has made any representation or warranty of any kind whatsoever, either express or implied, with respect to the Subject Property or any matter related thereto;
(b) Purchaser is not relying on any warranty, representation, or covenant, express or implied, with respect to the condition of the Subject Property; and
(c) Purchaser is acquiring the Subject Property in its "AS-IS" CONDITION WITH ALL FAULTS. In particular, but without limitation, except as set forth in this Agreement and the Seller's Closing Documents, Seller makes no representations or warranties with respect to the use, condition, occupation or management of the Subject Property, compliance of the Subject Property with applicable statutes, laws, codes, ordinances, regulations or requirements or compliance of the Subject Property with covenants, conditions, and restrictions, whether or not of record.

     22. TIME OF ESSENCE. Time is of the essence of this Agreement.

     23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     24. EXHIBITS. The following exhibits are made a part hereof, with the same force and effect as if specifically set forth herein:

         Exhibit A -       Legal Description
         Exhibit B -       Schedule of Leases
         Exhibit C -       Form of General Assignment
         Exhibit D -       Form of Special Warranty Deed
         Exhibit E -       Form of Bill of Sale
         Exhibit F -       Form of Assignment of Tenant Leases
         Exhibt G  -       Form of Assignment of Ground Lease



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                               SELLER

                               TCTB PARTNERS, LTD,
                               a Texas limited partnership

                               By: TCTB COMPANY, INC.,
                               a Texas corporation, its sole general partner



                               By: /s/ Jon Morgan
                               ---------------------------------------------
                               Jon Morgan
                               President

                               PURCHASER

                               1500 BROADWAY PARTNERS, LTD,
                               a Texas limited partnership

                               By: Western Green Oaks Corporation
                               a Texas corporation, its sole general partner



                               By: /s/ Dale A. Brown
                               ---------------------------------------------
                               Dale A. Brown
                               President

                                    EXHIBIT A

                                LEGAL DESCRIPTION

[Description attached]

                                    EXHIBIT B

                               SCHEDULE OF LEASES

[schedule attached]

                                    EXHIBIT C


                           FORM OF GENERAL ASSIGNMENT



                               GENERAL ASSIGNMENT


THIS GENERAL ASSIGNMENT (this "ASSIGNMENT") is executed as of the 31st day of December 2004, by TCTB PARTNERS, LTD. a Texas limited partnership ("ASSIGNOR"), in favor of 1500 BROADWAY PARTNERS, LTD. a Texas limited partnership ("ASSIGNEE").

     1. REFERENCE TO PURCHASE AGREEMENT. Reference is made to that certain Purchase Agreement dated of even date herewith (as amended, the "AGREEMENT"), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor, the improved real property and other assets described therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

     2. ASSIGNMENT. For good and valuable consideration received by Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, transfers and assigns to Assignee all right, title and interest of Assignor, if any, in and to (i) the Land, Improvements, Real Property, Intangibles, Deposits, Trade Names, Ground Lease, Personal Property, Permits and Warranties affecting and/or applicable to the Subject Property.

     3. BINDING EFFECT. This Assignment shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the day and year first written above.


                               ASSIGNOR

                               TCTB PARTNERS, LTD,
                               a Texas limited partnership

                               By: TCTB COMPANY, INC.,
                               a Texas corporation, its sole general partner



                               By: /s/ Jon Morgan
                               ---------------------------------------------
                               Jon Morgan
                               President

                               ASSIGNEE

                               1500 BROADWAY PARTNERS, LTD,
                               a Texas limited partnership

                               By: Western Green Oaks Corporation
                               a Texas corporation, its sole general partner



                               By: /s/ Dale A. Brown
                               ---------------------------------------------
                               Dale A. Brown
                               President

                                    EXHIBIT D

                          FORM OF SPECIAL WARRANTY DEED


                              SPECIAL WARRANTY DEED



STATE OF TEXAS         SS.
                       SS.
COUNTY OF LUBBOCK      SS.

         TCTB PARTNERS, LTD, a Texas limited partnership ("Grantor") for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) paid in cash to Grantor by the Grantee herein named, has GRANTED, BARGAINED, SOLD and CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY UNTO 1500 BROADWAY PARTNERS, LTD., a Texas limited partnership ("GRANTEE"), whose mailing address is P.O. Box 5562, Midland, Texas 79704, the receipt and sufficiency of which consideration are hereby acknowledged, has GRANTED, BARGAINED, SOLD and
CONVEYED, and by these presents does GRANT, BARGAIN, SELL and CONVEY UNTO Grantee that certain parcel of real estate located at 1500 Broadway, Texas, legally described on EXHIBIT A attached hereto and made a part hereof and being land ("Land"), together with (i) all building structures, improvements and fixtures owned by Seller located on the Land ("Improvements"), and (ii) all rights, privileges, easements, reversions, water rights, development rights, air rights, servitudes and appurtenances thereunto belonging or appertaining, and all right, title and interest of Grantor, if any, in and to the streets, alleys and rights-of-way adjacent to the Land and the Improvements (the "Appurtenant Rights").

         TO HAVE AND TO HOLD the Land and the Improvements unto Grantee, and its successors and assigns, in fee simple forever.

         This conveyance is expressly made subject to the covenants running with the land only to the extent that they may lawfully affect the Property:

                   Grantee, by its acceptance hereof, covenants and agrees, as a covenant running with the Property binding upon Grantee and Grantee's successors and assigns, that the Property will not be used for the purposes of operating (1) a retail banking business other than Bank (defined below), that provides any of the customary banking services (including, without limitation, accepting deposits, cashing checks, taking loan applications, processing loan applications, drive-through banking services, and installation and operation of automatic teller machines); (ii) a pawn shop; (iii) a check cashing facility; (iv) an adult sexually-oriented entertainment facility (including, without limitation massage parlor, book or video store selling or renting primarily x-rated videos or books, and retail establishments selling sexually explicit paraphernalia), or (v) any restaurant, club, or other facility that derives 60% or more of its gross income from the sale of alcoholic beverages. The restrictions set out in this paragraph will terminate on the earlier of (A) 10 days after the final judicial determination of a default by Bank under its lease of a portion of the Property, or (B) at midnight on December 31 of the first calendar year following the year in which Bank ceases to operate its business within a 3 block radius of the Property. For purposes of this paragraph, "Bank" means Wells Fargo Bank Texas, National Association ("Bank"), any bank operating under the same charter number that the Bank operates under as of the date of this Special Warranty Deed, or any successor in interest by merger of Wells Fargo Bank Texas, National Association.

         Grantor WILL WARRANT AND FOREVER DEFEND, all and singular the Land and the Improvements unto Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

         With respect to the Appurtenant Rights, Grantor is hereby only granting, selling and conveying to Grantee Grantor's right, title and interest in and to same without warranty (whether statutory, express or implied).

         WITNESS WHEREOF, Grantor has executed this Special Warranty Deed to be effective as of the ______ day of ___________________, 2005.

                                      GRANTOR

                                      TCTB PARTNERS, LTD.
                                      a Texas limited partnership
                                      By: TCTB Company, Inc. its general partner

                                      By: /s/  Jon Morgan
                                         ------------------------------------
                                               Jon Morgan, President


STATE OF TEXAS             SS.
                           SS.
COUNTY OF MIDLAND          SS.

     The foregoing instrument was acknowledged before me this ___ day of _____________, 2004, by Jon Morgan, the president of TCTB Company, Inc. as general partner of TCTB Partners, Ltd. on behalf of said limited partnership.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this ___ day of ________________, 200_.



                                     -------------------------------------------
                                     Notary Public in and for the State of Texas
                                     My commission expires:_______________

                                    EXHIBIT E

                              FORM OF BILL OF SALE

                                  BILL OF SALE

     THIS BILL OF SALE ("Bill of Sale") is executed this 31st day of December, 2004, by TCTB Partners, Ltd. ("Seller"), in favor of 1500 Broadway Partners, Ltd. ("Purchaser").

     1. REFERENCE TO PURCHASE AGREEMENT. Reference is made to that certain Purchase Agreement dated as of December 31, 2004, by and between Seller and Purchaser, pursuant to which Seller has agreed to sell to Purchaser, and Purchaser has agreed to purchase from Seller, the improved real property and other assets described therein ("Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.

     2. SALE. For good and valuable consideration received by Seller, the receipt and sufficiency of which are hereby acknowledged, Seller hereby sells, assigns and transfers to Purchaser all of Seller's right, title and interest in the Personal Property.

3. DISCLAIMER OF WARRANTIES. Seller makes no warranties or representations as to the Personal Property. AMONG OTHER THINGS, ALL WARRANTIES OF QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED.

         In witness whereof Seller has executed this Bill of Sale the day and year first above written.


                            SELLER:


                            TCTB PARTNERS, LTD.
                            a Texas limited partnership
                            By: TCTB Company, Inc. its general partner

                            By: /s/ Jon Morgan
                            -------------------------------------------
                            Jon Morgan, President

                                    EXHIBIT F

                       FORM OF ASSIGNMENT OF TENANT LEASES



                           ASSIGNMENT OF TENANT LEASES


THE STATE OF TEXAS               ss.
                                 ss.        KNOW ALL PERSONS BY THESE PRESENTS
COUNTY OF LUBBOCK                ss.


     This ASSIGNMENT OF TENANT LEASES is executed by TCTB PARTNERS, LTD. ("Assignor") and 1500 BROADWAY PARTNERS LTD. ("Assignee").

                                   WITNESSETH:

         Assignor has heretofore entered into certain leases covering office spaces in a building located on that certain tract of land situation in Lubbock, Lubbock County, Texas (the "Property"), more particularly described on "EXHIBIT A" attached heretofore and made a part hereof for all purposes and certain ground leases covering portions of the Property (the leases are sometimes referred to herein as the "Leases").

         Assignee desires to purchase from Assignor, and Assignor desires to sell and assign to Assignee, the Leases and the leasehold estates created thereby.

         NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration this day paid and delivered by Assignee to Assignor, the receipt and sufficient of all of which by Assignor are hereby confessed and acknowledged, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee all Leases pertaining to the Property and the leasehold estates created thereby, and all of the rights, benefits and privileges of the landlord thereunder, including without limitation an amount of cash equal to all security deposits and prepaid rentals made under the Leases and not forfeited, credited or returned to tenants.

         TO HAVE AND TO HOLD all and singular the Leases unto Assignee, its successors and assigns, and Assignor does hereby bind itself and it successors to WARRANT and FOREVER DEFEND all and singular the Leases unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or attempting to claim the same, or any part thereof, by, through or under Assignor, but not otherwise.

         Assignor hereby represents to Assignee that to the actual knowledge of Assignor, the Leases are current and in good standing and no defaults exist as to either party to the Leases.

         By its execution hereof, Assignee accepts the assignment of the Leases and agrees to perform the obligations of landlord under the Leases from and after the date hereof.

         This document may be executed and delivered in counterparts.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Tenant Leases effective December 31, 2004.


                        ASSIGNOR:

                        TCTB COMPANY, INC..

                        By: TCTB Company, Inc., its sole general partner

                        By: /s/ Jon Morgan
                        ------------------------------------------------
                                 Jon Morgan, President

                                    EXHIBIT G

                       FORM OF ASSIGNMENT OF GROUND LEASE



                           ASSIGNMENT OF GROUND LEASE



THE STATE OF TEXAS         ss.

                           ss.       KNOW ALL PERSONS BY THESE PRESENTS

COUNTY OF LUBBOCK          ss.



     This Assignment of Ground Lease (hereinafter referred to as this "Assignment") is made between TCTB PARTNERS, LTD. a Texas limited partnership whose General Partner is TCTB Company, Inc., whose address is 303 W. Wall, Suite 1700, Midland, Texas 79701 ("Assignor"), and 1500 BROADWAY PARTNERS, LTD. a
Texas limited partnership whose General Partner is Western Green Oaks Corporation, a Texas corporation, whose address is P. O. Box 5562, Midland, Texas 79704 ("Assignee").


         1. Whereas, Assignee herein has concurrently herewith purchased the property described in Exhibit "A" attached hereto from Assignee, pursuant to that certain Purchase and Sale Agreement dated of even date herewith (the "Purchase Agreement"); and

         2. Whereas Exhibit "A" specifically excepts real estate described as Tract V, Parcel 11, which was not owned in fee simple by TCTB Partners, Ltd.; but is covered by a ground lease; and

         3. Whereas, a Ground Lease Contract was executed on October 1, 1963, between Fern Cone, as Lessor, and the First National Bank of Lubbock, as Lessee, under which that certain property was leased to the First National Bank of Lubbock as Lessee for a term of fifty (50) years, beginning on October 1, 1963, and ending at 11:59 P.M. on September 30, 2013 (the "Ground Lease") which Ground Lease was recorded in Volume 963, page 528 of the Deed Records of Lubbock County, Texas and is incorporated herein by reference for all purposes.

         4. Whereas, the property covered by said Ground Lease is more particularly described as Tract V, Parcel II, in the Exhibit "A" attached hereto (the "Leased Property"); and

         5. Whereas, Paragraph 13 of the Ground Lease grants the right and authority for the assignment of the Ground Lease, in whole or in part, to any person, persons, partnership, firm or corporation during the term of the Ground Lease; and

         6. Whereas, the Ground Lease has, from time to time, been included in deeds between various parties since the original Ground Lease was granted to the First National Bank of Lubbock, including, but not limited to, such parties as Wells Fargo Bank Texas, National Association (formerly Norwest Bank Texas, N.A.) successor by merger to First National Bank of West Texas, and

         7. Whereas, concurrent with the purchase of the property described in Exhibit "A" attached hereto, 1500 Broadway LTD., previous lessor of the Leased Property, has assigned the Ground Lease to Assignor, and

         8. Whereas, pursuant to the terms and provisions of the Purchase Agreement, Assignor now wishes to assign all of its right, title and interest in and to the Ground Lease to the Assignee, subject to the terms, provisions, covenants and conditions of the Ground Lease; and

         9. Whereas, the Assignee wishes to accept the Assignment.


         NOW, THEREFORE, for and in consideration of the premises and the agreements and covenants herein set forth, together with the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration this day paid and delivered by Assignee to Assignor, the receipt and sufficient of all of which by Assignor are hereby confessed and acknowledged, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER unto Assignee the Ground Lease pertaining to the Property and the leasehold estates created thereby, and all of the rights, benefits and privileges of the lessee thereunder

         TO HAVE AND TO HOLD all and singular the Ground Lease unto Assignee, its successors and assigns, and Assignor does hereby bind itself and it successors to WARRANT and FOREVER DEFEND all and singular the Ground Lease unto Assignee, its successors and assigns, against every person whomsoever lawfully claiming or attempting to claim the same, or any part thereof, by, through or under Assignor, but not otherwise.

         Assignor hereby represents to Assignee that to the actual knowledge of Assignor, the Ground Lease is current and in good standing and no defaults exist as to either party to the Ground Lease.

         By its execution hereof, Assignee accepts the assignment of the Ground Lease and agrees to perform the obligations of lessee under the Ground Lease from and after the date hereof.

         This document may be executed and delivered in counterparts.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Ground Lease effective December 31, 2004.



                                ASSIGNOR:

                                TCTB COMPANY, INC..

                                By: TCTB Company, Inc., its sole general partner

                                By: /s/ Jon Morgan
                                ------------------------------------------------
                                         Jon Morgan, President

                                                                    Exhibit 10.2